UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2010

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of First PacTrust Bancorp, Inc. (the "Company") was held on October 25, 2010. The only matter voted upon at the special meeting was the approval, for purposes of NASDAQ Listing Rule 5635, of the issuance of shares of the Company’s common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of such warrants, in connection with the Company’s previously announced proposed private placement of $60.0 million of its common stock. The results of the vote were as follows:

Votes For 2,511,138
Votes Against 148,292
Abstain 1,354
Broker Non-Votes 0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the matter. Accordingly, this matter was approved. A copy of the press release issued by the Company announcing the results of the vote at the special meeting is attached to this report as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The followings exhibit is being provided herewith:

99.1 Press release dated October 26,2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

October 26, 2010	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 26, 2010